UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2022
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland		001-35676		98-1111119
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

77 Sir John Rogerson's Quay, Block C
Grand Canal Docklands
	Dublin 2,	D02 VK60,	Ireland
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
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(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2022, Prothena Biosciences Inc (“PBI”), a wholly owned subsidiary of Prothena Corporation plc (the “Company”), entered into a Sublease (the “Sublease”) with Arcus Biosciences, Inc., a Delaware corporation (“Sublandlord”), to sublease approximately 31,157 square feet of office and laboratory space located at 1800 Sierra Point Parkway, Brisbane, California (the “New Facility”).

On October 28, 2022, PBI, Sublandlord and HCP LS Brisbane, LLC, a Delaware limited liability company (“Master Landlord”), entered into a Consent to Sublease Agreement (the “Consent Agreement”) pursuant to which Master Landlord consented to the Sublease. Upon full execution of the Consent Agreement, the Sublease became effective. Under the terms of the Consent Agreement, PBI agreed to customary indemnification provisions with respect to Master Landlord regarding PBI’s use of, and construction of certain improvements on, the New Facility.

The Sublease terminates on September 30, 2028, unless terminated earlier. The Sublease provides that PBI’s obligation to pay rent shall commence on July 1, 2023 (the “Rent Commencement Date”). Beginning on the Rent Commencement Date, the Sublease provides for a monthly base rent of approximately $241,466.75 in the first year after the Rent Commencement Date, with increases of approximately 3.5% in monthly base rent in each subsequent year after the Rent Commencement Date. Subject to PBI’s performance of its obligations under the Sublease, the monthly base rent will be abated for the first six months after the Rent Commencement Date. The Sublease further provides that PBI is obligated to pay to Sublandlord certain costs, taxes and operating expenses related to the Sublease and the New Facility, subject to certain exclusions.

PBI is entitled to an improvement allowance of approximately $9,347,100.00 from Sublandlord, to be used for hard costs incurred by PBI to construct certain improvements to the New Facility and to prepare for PBI’s occupancy of the New Facility, as well as the cost of preparing design and construction documents for the improvements, construction management and/or supervision costs, and permit fees.

PBI is obtaining a standby letter of credit in the initial amount of approximately $860,360.25, which may be drawn down by Sublandlord in the event PBI defaults with respect to any provision of the Sublease after expiration of the applicable cure period and to compensate Sublandlord for all losses and damages Sublandlord may suffer thereby.

The foregoing descriptions of the Sublease and the Consent Agreement do not purport to be complete and are qualified in their entirety by the full text of the Sublease and the Consent Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 31, 2022	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer and Chief Strategy Officer